Exhibit 23

[KPMG Letterhead]

The Board of Directors
 Duke-Weeks Realty Corporation:

We consent to the use of our report dated January 31, 2001, on the consolidated financial statements of Duke-Weeks Realty Corporation and subsidiaries and the related financial statement schedule as of December 31, 2000 and 1999 and for each of the years in the three-year period ended December 31, 2000, which report appears in the annual report on Form 10-K of Duke-Weeks Realty Corporation for the year ended December 31, 2000 incorporated herein by reference.

                      KPMG LLP

KPMG LLP
Indianapolis, Indiana
April 23, 2001